Exhibit 99.1

漢 坤 律 師 事 務 所
Han Kun Law Offices

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

Tel: (86 10) 8525-5500; Fax: (86 10) 8525-5511/ 5522

 [Form of Legal Opinion]

 [  ], 2009
Funtalk China Holdings Limited
South 3/F, Chang’an XingRong Center
No. 1 NaoShiKou Street, XiCheng District
Beijing, China 100031

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”, for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We have acted as the PRC counsel to Funtalk China Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with  the Company’s Registration Statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on October 22, 2009, relating to the offering of certain shares of the Company (the “Offering”) by the Company.  We have been requested to give this opinion on, inter alia, the legal ownership structure of Beijing Pypo Technology Group Company Limited (北京派普科技集团有限公司, the “Pypo Beijing”) and other PRC domestic companies listed in Schedule 1 hereto (the “Domestic Companies”) and the legality and validity of the documents referenced in Schedule 2 hereto (the “VIE Documents”).

A.	Documents and Assumptions

In rendering this opinion, we have reviewed the originals or copies of certain documents as we deemed necessary or appropriate to render this opinion which were provided to us by the Company, Pypo Beijing and the Domestic Companies, and such other documents, corporate records, certificates issued by the governmental authorities in the PRC (collectively the “Documents”), and we have made investigation of the applicable laws and regulations of the PRC promulgated and publicly available as of the date of this opinion.

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In our examination of the Documents, we have assumed without independent investigation and inquiry that (“Assumptions”):

i.
All signatures, seals and chops on the Documents are genuine, each signature thereto, on behalf of a party other than PRC Beijing, is that of a person duly authorized to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

ii.
The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, cancelled, amended, superseded or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

iii.
All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant Government Agencies, and all the Documents and the factual statements provided to us by the Company, Pypo Beijing and the Domestic Companies, including but not limited to those set forth in the Documents, are complete, true, correct and not misleading.  Where important facts were not independently established to us, we have relied upon certificates issued by the Government Agencies with proper authority which are available to us; and

iv.	The applicable PRC statute, judgment, order or decree, rule, regulation and facts shall remain unchanged as of the date hereof and will not be changed.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

(a)	“Beijing Funtalk” means Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd. (北京乐语世纪通讯设备连锁有限公司), which is formerly named Beijing Feijie Investment Co., Ltd. (北京飞捷投资有限公司);

(b)	“Beijing Dongdian” means Beijing Dongdian Infinity Technology Co., Ltd. (北京动点无限技术有限公司);

(c)	“Government Agencies” mean any competent government authorities, courts or regulatory bodies of the PRC;

(d)
“Governmental Authorizations” mean all approvals, consents, permits, authorizations, filings, registrations, exemptions, waivers, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Government Agencies;

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(e)
“Material Adverse Effect” means a material adverse effect on the conditions (financial or otherwise), business, properties or results of operations of Pypo Beijing and the Domestic Companies taken as a whole;

(f)	“PRC Shareholders” mean the individual beneficial owners or shareholders of the Company who are PRC residents;

(g)	“PRC Laws” mean all laws and regulations currently in force and publicly available in the PRC as of the date hereof;

(h)	“Pypo HK” means Pypo Holdings (HK) Company Limited, a company incorporated under the laws of Hong Kong Special Administrative Region; and

(i)	“SAFE” means the State Administration of Foreign Exchange and/or a local branch thereof.

Based on our review of the Documents and our understanding of the PRC laws, subject to the foregoing Assumptions, qualifications set forth herein, and except as disclosed in the Registration Statement, we are of the opinion that:

1.
Pypo Beijing has been duly incorporated and validly exists as a wholly foreign-owned enterprise with limited liability under the PRC Laws.  One hundred percent (100%) of the equity interest in Pypo Beijing is owned by Pypo HK.  Pypo Beijing has the enterprise legal person status.  The registered capital of Pypo Beijing has been fully paid in accordance with the applicable PRC Laws and the articles of association of Pypo Beijing.  To our best knowledge after due inquiry, except the pledge as disclosed in the section in the Registration Statement titled “Pypo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources”, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of Pypo Beijing.

2.
Each of the Domestic Companies has been duly incorporated as a limited liability company and validly exists under the PRC Laws.  Each of the Domestic Companies has the enterprise legal person status.  The registered capital of each of the Domestic Companies has been duly paid in accordance with the applicable PRC laws and the articles of association of the Domestic Companies.  To our best knowledge after due inquiry, except for those contemplated under the VIE Documents and as described in Schedule 1 hereto, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of any of the Domestic Companies.

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3.
To our best knowledge after due inquiry, each of Pypo Beijing and the Domestic Companies has sufficient corporate right, power and authority for it to own, use, lease and license its assets and conduct its business in the manner described in its business license.  Each of Pypo Beijing and the Domestic Companies has obtained all material Governmental Authorizations from, and completed all material filings with, the Government Agencies that are necessary for it to own, lease and license its assets and conduct its business in the manner described in its business license.  To our best knowledge after due inquiry, each of Pypo Beijing and the Domestic Companies is in compliance with the provisions of all such Governmental Authorizations in all material aspects, and none of Pypo Beijing and the Domestic Companies has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations.

4.
To our best knowledge after due inquiry, the articles of association and the business license of each of Pypo Beijing and the Domestic Companies are in compliance with the requirements of the applicable PRC laws in all material aspects and are in full force and effect.

5.
To our best knowledge after due inquiry, the business carried out by each of Pypo Beijing and the Domestic Companies complies with its articles of association and the PRC Laws in all material aspects.  All necessary and material PRC Governmental Authorizations were duly obtained in connection with any operations in the PRC by the Company conducted through Pypo Beijing and any of the Domestic Companies.

6.
Except as disclosed in the Risk Factors in the Registration Statement titled “Pypo has several operating entities located in a number of cities throughout China…”, and to our best knowledge after due inquiry, each of Pypo Beijing and the Domestic Companies has legal and valid title to all of material assets related to its core business, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions.

7.
To our best knowledge after due inquiry, there is no current, pending or threatened PRC legal, regulatory, administrative or other governmental decision, ruling, order, demand, action, proceeding or initiative to which any of Pypo Beijing or the Domestic Companies is a party to or to which any of the assets of Pypo Beijing and the Domestic Companies are subject, that could have a Material Adverse Effect on Pypo Beijing or the Domestic Companies.

8.
To our best knowledge after due inquiry, none of Pypo Beijing and the Domestic Companies has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

9.
To our best knowledge, each of the VIE Documents as listed in Schedule 2 hereto, is valid and enforceable against all parties involved in the VIE Documents and does not violate any mandatory provisions of the applicable PRC Laws.

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10.
On August 8, 2006, six PRC Government Agencies, namely, the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “Order 10”), which became effective on September 8, 2006.  On June 22, 2009, the MOFCOM promulgated the amended Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “Order 6”, together with Order 10, the “New M&A Rules”), which became effective immediately.  The New M&A Rules purport, among other things, to require offshore special purpose vehicles formed for the purpose of overseas listing of the equity interests in PRC companies and controlled directly or indirectly by PRC companies and/or PRC individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.  On September 21, 2006, pursuant to the Order 10 and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchange by special purpose vehicles.

Based on our understanding of the current PRC Laws publicly available as of the date hereof, we believe that since (a) the restructuring of Pypo Beijing from a domestic company to a Sino-foreign joint venture company was completed in June 2006, before the Order 10 became effective, (b) the restructuring of Pypo Beijing from a Sino-foreign joint venture company to a wholly foreign owned enterprise (which was completed in July 2007) is governed under the PRC regulations related to foreign investment enterprises rather than the New M&A Rules (which only applies to the acquisition of domestic PRC companies), (c) the Business Combination described in the Registration Statement was between offshore companies, and the CSRC currently has not issued any definitive rule concerning whether such transactions are subject to the New M&A Rules and Related Clarifications, and (d) the CSRC currently has not issued any definitive rule concerning whether offerings like the Offering contemplated by the Company and as described in the Registration Statement is subject to the New M&A Rules and Related Clarifications, the Company is not required to obtain the approval of the CSRC under the New M&A Rules in connection with this Offering.

11.
The statements set forth in the Registration Statement under the headings “Risk Factors”, “Information About Pypo”, “Description of Share Capital-Exchange Controls” and “Taxation”, insofar as such statements constitute summaries of PRC laws and regulations or legal conclusions with respect thereto, constitute correct and fair summaries of the matters described therein in all material aspects.

Han Kun Law Offices

We are licensed to practice in the PRC and the foregoing opinion is limited to the PRC Laws currently in force and publicly available on the date of this opinion and is subject to the following additional qualifications:

i.
Our opinion is limited to the PRC Laws of general application effective as of the date hereof.  We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC;

ii.	This opinion is intended to be used in the context which is specifically referred to herein;

iii.
The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations or the interpretation or enforcement thereof, will not be changed, amended or revoked in the immediate future or in the long term with or without retrospective effect;

iv.
This opinion is issued based on our understanding of the current PRC Laws.  For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion; and

v.
We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of Government Agencies or responsible officers of the Company, Pypo Beijing and the Domestic Companies.

This opinion is rendered at the request of and solely for the benefit of Funtalk China Holdings Limited in connection with the above matters.

This opinion may not be relied upon, quoted or referred to for any other purpose or released upon by, or furnished to any other person other than the legal and financial advisors of the Company, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the Registration Statement.

Yours faithfully,

HAN KUN LAW OFFICES

HAN KUN LAW OFFICES

Schedule 1

LIST OF DOMESTIC COMPANIES

No.	Name of Company	Equity Ownership
1.	Jiangsu PYPO Technology Co., Ltd. (“Jiangsu PYPO”)	100% owned by Pypo Beijing
2.	Shanxi PYPO Technology Co., Ltd.	100% owned by Pypo Beijing
3.	Beijing Yitong Shenglian Investment Consulting Co., Ltd. (“Beijing Yitong Shenglian”)	100% owned by Pypo Beijing
4.	Beijing Jiusheng Aopu Technology Co., Ltd.	51% owned by Pypo Beijing 49% owned by Beijing Jiusheng Aoxiang Technology Co., Ltd.
5.	Heilongjiang PYPO Digital Technology Co., Ltd.	100% owned by Jiangsu PYPO
6.	Shenyang PYPO Technology Co., Ltd.	100% owned by Jiangsu PYPO
7.	Shandong PYPO Digital Technology Co., Ltd.	100% owned by Jiangsu PYPO
8.	Jilin PYPO Technology Co., Ltd.	100% owned by Jiangsu PYPO
9.	Inner Mongolia PYPO Technology Co., Ltd.	100% owned by Jiangsu PYPO
10.	Beijing PYPO Communications Technology Co., Ltd.	100% owned by Jiangsu PYPO
11.	Shanghai PYAO Digital Technology Co., Ltd.	100% owned by Jiangsu PYPO
12.	Anhui PYPO Electronics Co., Ltd.	100% owned by Jiangsu PYPO
13.	Zhejiang PYPO Digital Technology Co., Ltd.	100% owned by Jiangsu PYPO
14.	Nanjing PYAO Technology Co., Ltd.	100% owned by Jiangsu PYPO
15.	Sichuan Huasong PYPO Digital Technology Co., Ltd.	100% owned by Jiangsu PYPO
16.	Chongqing PYPO Digital Technology Co., Ltd.	100% owned by Jiangsu PYPO
17.	Gansu PYPO Digital Technology Co., Ltd.	100% owned by Jiangsu PYPO
18.	Guizhou PYPO Technology Co., Ltd.	100% owned by Jiangsu PYPO
19.	Jiangxi PYPO Technology Co., Ltd.	100% owned by Jiangsu PYPO
20.	Guangxi PYPO Communications Equipment Co., Ltd.	100% owned by Jiangsu PYPO
21.	Fujian PYPO Technology Co., Ltd.	100% owned by Jiangsu PYPO
22.	Guangdong PYPO Technology Co., Ltd.	100% owned by Jiangsu PYPO
23.	Shenzhen PYPO Communications Equipment Co., Ltd.	100% owned by Jiangsu PYPO
24.	Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd.	Dongping Fei: 50% Zhikuan Guan: 50% #
25.	Beijing Dongdian Infinity Technology Co., Ltd.	100% owned by Beijing Funtalk ##
26.	Beijing Zhongshi PYPO Cinema Cultural Co., Ltd.	100% owned by Beijing Dongdian

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No.	Name of Company	Equity Ownership
27.	Beijing Funtalk Communication Chain Shuyang Procurement Center Co., Ltd.	99% owned by Beijing Funtalk and 1% owned by Pypo Beijing
28.	Beijing Pypo Times Technology Co., Ltd.	50% owned by Pypo Beijing 50% owned by Beijing Shidai Tiancheng Technology Co., Ltd.
29.	Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd.(“Hebei Guoxun”)	51% owned by Beijing Funtalk+
30.	Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd.	100% owned by Hebei Guoxun
31.	Baoding Guoxun Huifang Telecommunications Equipment Co., Ltd.	100% owned by Hebei Guoxun
32.	Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd.	100% owned by Hebei Guoxun
33.	Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd.	100% owned by Hebei Guoxun
34.	Handan Guoxun Huifang Telecommunications Equipment Co., Ltd.	100% owned by Hebei Guoxun
35.	Tangshan Guoxun Huifang Telecommunications Equipment Co., Ltd.	100% owned by Hebei Guoxun
36.	Xingtai Guoxun Huifang Telecommunications Equipment Co., Ltd.	100% owned by Hebei Guoxun
37.	Henan Xinya Telecommunications Equipment Co., Ltd. (“Henan Xinya”)	51% owned by Beijing Funtalk++
38.	Kaifeng Xinya Telecommunications Equipment Co., Ltd.	100% owned by Henan Xinya
39.	Kunming Golden Broadway Technology Development Co., Ltd. (the “Kunming Golden Broadway”)	51% owned by Beijing Funtalk +++
40.	Hunan Feon Telecommunications Technology Co., Ltd. (“Hunan Feihong”)	100% owned by Beijing Funtalk
41.	Liuyang Feon Telecommunications Technology Co., Ltd.	100% owned by Hunan Feihong
42.	Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd. (“Inner Mongolia Zhongyu”)	51% owned by Beijing Funtalk ++++
43.	Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing and Management Co., Ltd.	100% owned by Inner Mongolia Zhongyu
44.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd. (“Jiangsu Guanzhilin”)	100% owned by Beijing Funtalk
45.	Suzhou Guanzhilin Trading Co., Ltd.	100% owned by Jiangsu Guanzhilin
46.	Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
47.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin

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No.	Name of Company	Equity Ownership
48.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
49.	Wuxi Guance Communication Equipment Co., Ltd.	100% owned by Jiangsu Guanzhilin
50.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
51.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
52.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
53.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
54.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
55.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
56.	Heze Guanzhilin Communication Equipment Co., Ltd.	100% owned by Jiangsu Guanzhilin
57.	Zaozhuang Guanzhilin Communication Equipment Co., Ltd.	100% owned by Jiangsu Guanzhilin
58.	Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
59.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
60.	Binzhou Guanzhilin Communication Equipment Co., Ltd.	100% owned by Jiangsu Guanzhilin
61.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
62.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd.	100% owned by Jiangsu Guanzhilin
63.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
64.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
65.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
66.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
67.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
68.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin
69.	Datong Guanzhilin Commercial Trading Co., Ltd.	100% owned by Jiangsu Guanzhilin
70.	Shanghai Guanzhilin Communication Equipment Co., Ltd.	100% owned by Jiangsu Guanzhilin
71.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	100% owned by Jiangsu Guanzhilin

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No.	Name of Company	Equity Ownership
72.	Gansu Guanzhilin Communication Equipment Co., Ltd.	100% owned by Jiangsu Guanzhilin
73.	Hohhot Guanzhilin Communication Equipment Co., Ltd.	100% owned by Jiangsu Guanzhilin
74.	Shuyang Guanzhilin Communication Equipment Co., Ltd.	100% owned by Jiangsu Guanzhilin
75.	Shanghai Xieheng Telecommunications Equipment Co., Ltd. (“Shanghai Xieheng”)	100% owned by Beijing Funtalk
76.	Shanghai Xieheng Electronic Products Co., Ltd.	100% owned by Shanghai Xieheng
77.	Qingdao Xieheng Telecommunications Equipment Co., Ltd. (“Qingdao Xieheng”)	100% owned by Shanghai Xieheng
78.	Weifang Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Qingdao Xieheng
79.	Shandong Xieheng Telecommunications Equipment Co., Ltd (“Shandong Xieheng”)	100% owned by Shanghai Xieheng
80.	Zoucheng Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Shandong Xieheng
81.	Zaozhuang Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Shandong Xieheng
82.	Zibo Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Shandong Xieheng
83.	Dongying Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Shandong Xieheng
84.	Rizhao Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Shandong Xieheng
85.	Weihai Xieheng Telecommunications Equipment Co., Ltd	100% owned by Shandong Xieheng
86.	Hefei Xieheng Telecommunications Equipment Co., Ltd. (“Hefei Xieheng”)	100% owned by Shanghai Xieheng
87.	Ma’anshan Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Hefei Xieheng
88.	Wuhu Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Hefei Xieheng
89.	Huainan Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Hefei Xieheng
90.	Zhejiang Xieheng Telecommunications Equipment Co., Ltd (“Zhejiang Xieheng”)	100% owned by Shanghai Xieheng
91.	Hangzhou Xieheng Wanzhou Telecommunications Equipment Co., Ltd.	100% owned by Zhejiang Xieheng
92.	Jiaxing Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Zhejiang Xieheng
93.	Jiashan Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Zhejiang Xieheng
94.	Hunan Xieheng Mobile Telecommunications Equipment Co., Ltd (“Hunan Xieheng”)	100% owned by Shanghai Xieheng
95.	Huaihua Xieheng Mobile Telecommunications Equipment Co., Ltd. (“Huaihua Xieheng”)	100% owned by Hunan Xieheng

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No.	Name of Company	Equity Ownership
96.	Suzhou Xieheng Telecommunications Equipment Co., Ltd. (“Suzhou Xieheng”)	100% owned by Shanghai Xieheng
97.	Zhangjiagang Xieheng Mobile Telecommunications Equipment Co., Ltd.	100% owned by Suzhou Xieheng
98.	Guangzhou Xieheng Telecommunications Equipment Co., Ltd. (“Guangzhou Xieheng”)	100% owned by Shanghai Xieheng
99.	Guangzhou Xieheng Telecommunications Device Co., Ltd.	100% owned by Guangzhou Xieheng
100.	Guangzhou Xieheng Electronic Co., Ltd.	100% owned by Guangzhou Xieheng
101.	Foshan Xieheng Electronic Telecommunications Equipment Co., Ltd.	100% owned by Guangzhou Xieheng
102.	Qingyuan Xieheng Electronic Co., Ltd.	100% owned by Guangzhou Xieheng
103.	Yingde Xieheng Electronic Co., Ltd.	100% owned by Guangzhou Xieheng
104.	Zhaoqing Xieheng Telecommunications Device Co., Ltd.	100% owned by Guangzhou Xieheng
105.	Zhanjiang Xieheng Electronic Equipment Co., Ltd.	100% owned by Guangzhou Xieheng
106.	Zhanjiang Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Guangzhou Xieheng
107.	Zhongshan Xieheng Electronic Co., Ltd.	unclear
108.	Shenzhen Xieheng Electronic Co., Ltd.(“Shenzhen Xieheng”)	100% owned by Shanghai Xieheng
109.	Heyuan Xieheng Electronic Co., Ltd.	100% owned by Shenzhen Xieheng
110.	Chongqing Xieheng Telecommunications Equipment Co., Ltd.	100% owned by Shanghai Xieheng

# 100% equity ownership interest has been pledged to the Pypo Beijing.

## 100% equity ownership interest has been pledged to the Pypo Beijing.

+     The remaining 49% equity ownership interest in Hebei Guoxun is held by Mr. Xinyu Zhao, a PRC individual. Such 49% equity ownership interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated April 30, 2008, among Beijing Funtalk, Xinyu Zhao and Hebei Guoxun, and such pledge shall be registered with local Administration for Industry and Commerce (the “AIC”).

++ The remaining 49% equity ownership interest in Henan Xinya is held by Mr. Yamin Zhang, a PRC individual. Such 49% equity ownership interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated August 1, 2008, among Beijing Funtalk, Yamin Zhang and Henan Xinya, and such pledge shall be registered with local AIC.

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+++           The remaining 49% equity ownership interest in Kunming Golden Broadway is held by Mr. Mingxi Qiu, a PRC individual. Such 49% equity ownership interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated July 18, 2008, among Beijing Funtalk, Mingxi Qiu and Kunming Golden Broadway, and such pledge shall be registered with local AIC.

++++ The remaining 49% equity ownership interest in Inner Mongolia Zhongyu is held by Mr. Baihe Jiang, a PRC individual. Such 49% equity ownership interest shall be pledged to Beijing Funtalk according to an Equity Interest Pledge Agreement dated November 21, 2008, among Beijing Funtalk, Baihe Jiang and Inner Mongolia Zhongyu, and such pledge shall be registered with local AIC.

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Schedule 2

LIST OF VIE DOCUMENTS

I.	VIE Documents of Beijing Funtalk:

1.	Frame Contract by and among the Pypo Beijing, Beijing Funtalk, Hui Liu, Dongping Fei and Zhikuan Guan dated September 1, 2008;

2.	Nominee Letter by and between the Pypo Beijing and Dongping Fei dated September 1, 2008;

3.	Nominee Letter by and between the Pypo Beijing and Zhikuan Guan dated September 1, 2008;

4.	Loan Agreement by and between the Pypo Beijing and Dongping Fei dated September 1, 2008;

5.	Loan Agreement by and between the Pypo Beijing and Zhikuan Guan dated September 1, 2008;

6.	Exclusive Option Agreement by and among the Pypo Beijing, Beijing Funtalk and Dongping Fei dated September 1, 2008;

7.	Exclusive Option Agreement by and among the Pypo Beijing, Beijing Funtalk and Zhikuan Guan dated September 8, 2008;

8.	Exclusive Business Cooperation Agreement by and between the Pypo Beijing and Beijing Funtalk dated September 1, 2008;

9.	Equity Interest Pledge Agreement by and among the Pypo Beijing, Beijing Funtalk and Dongping Fei dated September 1, 2008;

10.	Equity Interest Pledge Agreement by and among the Pypo Beijing, Beijing Funtalk, Zhikuan Guan and Dongping Fei dated March 3, 2009;

11.	Supplementary Agreement to Equity Interest Pledge Agreement by and among the Pypo Beijing, Beijing Funtalk and Dongping Fei dated March 3, 2009;

12.	Equity Interest Pledge Agreement by and among the Pypo Beijing, Beijing Funtalk and Zhikuan Guan dated September 8, 2008;

13.	Supplementary Agreement to Equity Interest Pledge Agreement by and among the Pypo Beijing, Beijing Funtalk and Zhikuan Guan dated March 3, 2009;

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14.	Power of Attorney by Dongping Fei in favor of Pypo Beijing dated September 1, 2008;

15.	Power of Attorney by Zhikuan Guan in favor of Pypo Beijing dated September 8, 2008.

II.	VIE Documents of Beijing Dongdian:

1.	Exclusive Business Cooperation Agreement by and between Pypo Beijing and Beijing Dongdian dated July 28, 2008;

2.	Equity Interest Pledge Agreement by and among Pypo Beijing, Beijing Funtalk and Beijing Dongdian dated August 5, 2008;

3.	Equity Interest Pledge Agreement by and among Pypo Beijing, Beijing Funtalk and Beijing Dongdian dated March 3, 2009;

4.	Supplementary Agreement to Equity Interest Pledge Agreement by and among the Pypo Beijing, Beijing Funtalk and Beijing Dongdian dated March 3, 2009;

5.	Exclusive Option Agreement by and among Pypo Beijing, Beijing Funtalk and Beijing Dongdian dated August 5, 2008;

6.	Power of Attorney by Beijing Funtalk in favor of Pypo Beijing dated August 5, 2008.